Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Empire Petroleum Corporation of our report dated March 31, 2021, relating to the consolidated financial statements of Empire Petroleum Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ HoganTaylor LLP

Tulsa, Oklahoma

August 31, 2022